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                                  United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 13, 2005


                         Larrea Biosciences Corporation
             (Exact name of registrant as specified in its charter)

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           Nevada                       000-1175594              68-0508505
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


        2305-13700 Mayfield Place                                  V2V 2E4
   Richmond, British Columbia, Canada
(Address of principal executive offices)                     (Zip Code/Postcode)


        Registrant's Telephone number, including area code (604) 273-7977

          (Former name or former address, if change since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers
Exhibits

Effective June 13, 2005 the cancelable month to month contract with Mr. Richard Behlmann for temporary Chief Financial Officer services was dissolved by mutual agreement due to the appointment of a permanent Chief Financial Officer Mr. James Johnson. In addition to his resignation as Chief Financial Officer, Mr. Behlmann is also resigning as the Secretary of the Company and is resigning from the Company's board of directors effective June 13, 2005.

There was no disagreement between Mr. Behlmann and Larrea regarding any matter relating to Larrea's operations, policies or practices. His appointment had been on a temporary basis until a permanent candidate was appointed.

Mr. James Johnson was appointed as Chief Financial Officer, Secretary of the corporation by the Company's Chief Executive Officer, Mr. Peter Smetek, Jr. and elected to the Company's board of directors at a special meeting of the board of directors, effective June 13, 2005.

Mr. Johnson does not have an employment agreement with Larrea. There were no agreements or other relationships between Mr. Johnson and Larrea Biosciences Corporation during the preceding two years.


Item 9.01 - Financial Statements and Exhibits

      16.1 Letter from Richard A. Behlmann


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                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       LARREA BIOSCIENCES CORPORATION

Date:    June 13, 2005                 /s/ Peter P. Smetek, Jr.
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                                       Peter P. Smetek, Jr.
                                       Chief Executive Officer


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